UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2009
OPKO Health, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-26648	75-2402409
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4400 Biscayne Blvd
Suite 1180
Miami, Florida 33137
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (305) 575-4138

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.
     Pursuant to a Stock Purchase Agreement with OPKO Health, Inc. (the “Company”) dated February 23, 2009, Frost Gamma Investments Trust (the “Gamma Trust”), of which Phillip Frost, M.D., the Company’s Chairman and CEO, is the sole trustee, agreed to make a $20 million investment in the Company. Under the terms of the investment, the Company will issue to the Gamma Trust 20,000,000 shares of the Company’s common stock, par value $.01 (the “Shares”), at $1.00 per share, representing an approximately 20% discount to the average closing price of the Company’s common stock on the NYSE Alternext U.S. Exchange immediately preceding the effective date of Audit Committee and stockholder approval of the transaction (the “Investment”). The Shares issued in the Investment will be restricted securities, subject to a two year lockup, and no registration rights have been granted.
     The Company’s Audit Committee and stockholders holding a majority of the voting power of the outstanding capital stock of the Company approved the Investment by one or more members of the Frost Group, LLC, a private investment group controlled by Dr. Frost, on February 13, 2009. Stockholder approval was sought in order to comply with applicable rules of the NYSE Alternext U.S. Exchange. Stockholder approval of the Investment was in the form of a written consent of stockholders in lieu of a special meeting in accordance with the relevant sections of the Delaware General Corporation Law. The Company intends to file with the Securities and Exchange Commission and mail to stockholders an Information Statement informing our stockholders of the Investment and the approval of the issuance of the Shares. The Closing of the Investment and the issuance and delivery of the Shares is expected to occur approximately twenty (20) days after the mailing of the Information Statement to stockholders, which we currently anticipate will be on or around March 26, 2009; provided however, that that the Closing of the Investment and issuance and delivery of the Shares is subject to the expiration or termination of any waiting period under the Federal Trade Commission’s Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”) and the rules of the Federal Trade Commission relating to the HSR Act.
     In addition to the Gamma Trust, The Frost Group, LLC also includes as its members, Dr. Jane Hsiao, Vice Chairman and Chief Technical Officer of OPKO, Dr. Rao Uppaluri, the Company’s Chief Financial Officer, and Mr. Steven D. Rubin, the Company’s Executive Vice President-Administration and a director. Following the Investment, the Gamma Trust will be deemed to beneficially own in the aggregate approximately 52% of the Company’s common stock.
ITEM 3.02. Unregistered Sales of Equity Shares
     The information disclosed under Item 1.01 of this report is incorporated into this Item 3.02 in its entirety. The issuance of the common stock will be exempt from the registration requirements under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof, because the transaction does not involve a public offering.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.
By /s/ Rao Uppaluri
Name:	Rao Uppaluri
Title:	Chief Financial Officer

Date February 24, 2009

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